Exhibit 99.1
SERVICE PROPERTIES TRUST
Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements

On October 22, 2025, Service Properties Trust, or SVC, sold one hotel with a total of 152 keys located in California for a sales price of $27.5 million, excluding closing costs, or the Third Phase Closing, pursuant to a previously disclosed agreement that SVC entered into to sell, in phases, 45 hotels with a total of 5,997 keys for a combined sales price of $432.0 million, excluding closing costs, or the 45 Hotel Sale Portfolio. As previously reported on October 6, 2025 and October 21, 2025, SVC sold 12 hotels in the 45 Hotel Sale Portfolio with a total of 1,662 keys for a combined sales price of $116.5 million, excluding closing costs, or the First Phase Closing, and two hotels in the 45 Hotel Sale Portfolio with a total of 235 keys for a combined sales price of $10.0 million, excluding closing costs, or the Second Phase Closing. SVC remains under agreement to sell the remaining 30 hotels with a total of 3,948 keys for a combined sales price of $278.0 million, excluding closing costs.

The following unaudited pro forma condensed consolidated balance sheet as of June 30, 2025 reflects SVC's financial position as if the sales of the 15 hotels in the 45 Hotel Sale Portfolio sold through October 22, 2025 were completed as of June 30, 2025. The following unaudited pro forma condensed consolidated statements of loss for the year ended December 31, 2024 and for the six months ended June 30, 2025 reflect SVC's results of operations as if the 15 hotels in the 45 Hotel Sale Portfolio sold through October 22, 2025 were completed on January 1, 2024. These unaudited pro forma condensed consolidated financial statements should be read in conjunction with (i) SVC's unaudited condensed consolidated financial statements for the three and six months ended June 30, 2025, and the notes thereto, included in SVC's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, or the SEC, on August 5, 2025, and (ii) SVC's consolidated financial statements for the year ended December 31, 2024, and the notes thereto, included in SVC's Annual Report on Form 10-K filed with the SEC on February 26, 2025.

These unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and are not necessarily indicative of SVC's expected financial position or results of operations for any future period. Differences could result from numerous factors, including future changes in SVC's portfolio of investments, capital structure, property level operating expenses and revenues, including returns received from SVC’s hotels or rents expected to be received pursuant to SVC's existing leases or leases SVC may enter into, changes in interest rates and other reasons. Actual future results are likely to be different from amounts presented in these unaudited pro forma condensed consolidated financial statements and such differences may be significant. In the opinion of management, all adjustments necessary to reflect, in all material respects, the effects of 15 hotels in the 45 Hotel Sale Portfolio sold through October 22, 2025 have been included.

SERVICE PROPERTIES TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
June 30, 2025
(dollars in thousands, except per share data)

		Transaction Accounting Adjustments
	Historical	First Phase Closing	Second Phase Closing	Third Phase Closing	Pro Forma
	(A)	(B)	(B)	(C)
ASSETS
Real estate properties:
Land	$1,735,709	$—	$—	$—	$1,735,709
Buildings, improvements and equipment	6,115,921	—	—	—	6,115,921
Total real estate properties, gross	7,851,630	—	—	—	7,851,630
Accumulated depreciation	(2,400,670)	—	—	—	(2,400,670)
Total real estate properties, net	5,450,960	—	—	—	5,450,960
Acquired real estate leases and other intangibles, net	100,481	—	—	—	100,481
Assets of properties held for sale	849,100	(108,040)	(19,474)	(19,068)	702,518
Cash and cash equivalents	63,176	113,005	9,700	26,675	212,556
Restricted cash	22,855	—	—	—	22,855
Equity method investment	111,653	—	—	—	111,653
Due from related persons	29,219	1,662	235	152	31,268
Other assets, net	305,068	—	—	—	305,068
Total assets	$6,932,512	$6,627	$(9,539)	$7,759	$6,937,359

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured debt, net	$4,026,768	$—	$—	$—	$4,026,768
Secured debt, net	1,692,494	—	—	—	1,692,494
Accounts payable and other liabilities	496,822	—	—	—	496,822
Due to related persons	13,941	—	—	—	13,941
Liabilities of properties held for sale	6,543	—	—	—	6,543
Total liabilities	6,236,568	—	—	—	6,236,568

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 166,860,830 shares issued and outstanding	1,669	—	—	—	1,669
Additional paid in capital	4,562,021	—	—	—	4,562,021
Cumulative other comprehensive income	2,173	—	—	—	2,173
Cumulative net income	2,040,380	6,627	(9,539)	7,759	2,045,227
Cumulative common distributions	(5,910,299)	—	—	—	(5,910,299)
Total shareholders’ equity	695,944	6,627	(9,539)	7,759	700,791
Total liabilities and shareholders’ equity	$6,932,512	$6,627	$(9,539)	$7,759	$6,937,359
The accompanying notes are an integral part of these unaudited proforma condensed consolidated financial statements.

SERVICE PROPERTIES TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF LOSS
For the Year Ended December 31, 2024
(amounts in thousands, except per share data)

		Transaction Accounting Adjustments
	Historical	First Phase Closing	Second Phase Closing	Third Phase Closing		Pro Forma
	(A)	(B)	(B)
Revenues:
Hotel operating revenues	$1,496,705	$(47,036)	$(5,964)	$(5,816)	(C)	$1,437,889
Rental income	400,223	—	—	—		400,223
Total revenues	1,896,928	(47,036)	(5,964)	(5,816)		1,838,112

Expenses:
Hotel operating expenses	1,274,153	(41,071)	(5,534)	(4,848)	(C)	1,222,700
Net lease operating expenses	19,817	—	—	—		19,817
Depreciation and amortization	371,786	(9,297)	(2,055)	(1,240)	(C)	359,194
General and administrative	40,239	—	—	—		40,239
Transaction related costs	6,894	—	—	—		6,894
Loss on asset impairment, net	56,212	—	—	—		56,212
Total expenses	1,769,101	(50,368)	(7,589)	(6,088)		1,705,056

Gain (loss) on sale of real estate, net	6,269	6,627	(9,539)	7,759	(D)	11,116
Interest income	4,052	—	—	—		4,052
Interest expense	(383,792)	—	—	—		(383,792)
Loss on early extinguishment of debt, net	(16,181)	—	—	—		(16,181)
Loss before income tax expense and equity in losses of an investee	(261,825)	9,959	(7,914)	8,031		(251,749)
Income tax expense	(1,402)	—	—	—		(1,402)
Equity in losses of an investee	(12,299)	—	—	—		(12,299)
Net loss	$(275,526)	$9,959	$(7,914)	$8,031		$(265,450)

Weighted average common shares outstanding (basic and diluted)	165,338					165,338

Net loss per common share (basic and diluted)	$(1.67)					$(1.61)
The accompanying notes are an integral part of these unaudited proforma condensed consolidated financial statements.

SERVICE PROPERTIES TRUST
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF LOSS
For the Six Months Ended June 30, 2025
(amounts in thousands, except per share data)

		Transaction Accounting Adjustments
	Historical	First Phase Closing	Second Phase Closing	Third Phase Closing		Pro Forma
	(A)	(B)	(B)
Revenues:
Hotel operating revenues	$739,368	$(22,416)	$(2,504)	$(3,119)	(C)	$711,329
Rental income	199,247	—	—	—		199,247
Total revenues	938,615	(22,416)	(2,504)	(3,119)		910,576

Expenses:
Hotel operating expenses	634,753	(20,037)	(2,419)	(2,372)	(C)	609,925
Net lease operating expenses	11,067	—	—	—		11,067
Depreciation and amortization	164,130	(2,370)	(545)	(374)	(C)	160,841
General and administrative	19,774	—	—	—		19,774
Transaction related costs	1,456	—	—	—		1,456
Loss on asset impairment	54,721	—	—	—		54,721
Total expenses	885,901	(22,407)	(2,964)	(2,746)		857,784

Gain on sale of real estate, net	590	—	—	—		590
Interest income	2,071	—	—	—		2,071
Interest expense	(204,196)	—	—	—		(204,196)
Loss before income tax expense and equity in losses of an investee	(148,821)	(9)	460	(373)		(148,743)
Income tax expense	(1,300)	—	—	—		(1,300)
Equity in losses of an investee	(4,473)	—	—	—		(4,473)
Net loss	$(154,594)	$(9)	$460	$(373)		$(154,516)

Weighted average common shares outstanding (basic and diluted)	165,679					165,679

Net loss per common share (basic and diluted)	$(0.93)					$(0.93)
The accompanying notes are an integral part of these unaudited proforma condensed consolidated financial statements.

SERVICE PROPERTIES TRUST
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands)

Adjustments to Unaudited Pro Forma Condensed Consolidated Balance Sheet
(A)    Represents SVC’s historical condensed consolidated balance sheet as of June 30, 2025, which was derived from SVC’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.
(B)    Represents the removal of the assets and liabilities associated with 12 hotels sold in the First Phase Closing and two hotels sold in the Second Phase Closing of the 45 Hotel Sale Portfolio, as presented in SVC’s unaudited pro forma condensed consolidated financial statements filed as Exhibit 99.1 to its Current Reports on Form 8-K filed on October 6, 2025 and October 21, 2025. The transaction accounting adjustments are as follows:

	First Phase Closing	Second Phase Closing
Assets of properties held for sale	$108,040	$19,474
Working capital(1)	(1,662)	(235)
Net book value	$106,378	$19,239

Gross sales price	$116,500	$10,000
Estimated closing costs(2)	(3,495)	(300)
Estimated net proceeds	113,005	9,700
Net book value	(106,378)	(19,239)
Cumulative net income adjustment	$6,627	$(9,539)
(1)    Represents working capital previously advanced to Sonesta International Hotels Corporation. Any remaining working capital for sold hotels will be returned to SVC.
(2)     Represents estimated closing costs including broker’s commissions, legal fees, transfer and recording fees and other customary closing costs directly attributable to the sale of the hotels.
(C)    Represents the removal of the assets and liabilities associated with one hotel sold in the Third Phase Closing of the 45 Hotel Sale Portfolio. The transaction accounting adjustments are as follows:

Assets of properties held for sale	$19,068
Working capital(1)	(152)
Net book value	$18,916

Gross sales price	$27,500
Estimated closing costs(2)	(825)
Estimated net proceeds	26,675
Net book value	(18,916)
Cumulative net income adjustment	$7,759
(1)    Represents working capital previously advanced to Sonesta International Hotels Corporation. Any remaining working capital for sold hotels will be returned to SVC.
(2)     Represents estimated closing costs including broker’s commissions, legal fees, transfer and recording fees and other customary closing costs directly attributable to the sale of the hotel.
Adjustments to Unaudited Pro Forma Condensed Consolidated Statements Loss
Year Ended December 31, 2024
(A)    Represents SVC’s historical consolidated statement of loss for the year ended December 31, 2024, which was derived from SVC’s Annual Report on Form 10-K for the year ended December 31, 2024.
(B)    Represents the removal of the historical revenues and expenses for the year ended December 31, 2024, and the estimated gain or loss on sales of 12 hotels sold in the First Phase Closing and two hotels sold in the Second Phase Closing of the 45

Hotel Sale Portfolio, as presented in SVC’s unaudited pro forma condensed consolidated financial statements filed as Exhibit 99.1 to its Current Reports on Form 8-K filed on October 6, 2025 and October 21, 2025.
(C)    Represents the removal of the historical revenues and expenses for the year ended December 31, 2024, of one hotel sold in the Third Phase Closing of the 45 Hotel Sale Portfolio.
(D)    Represents the estimated gain on sale of one hotel sold in the Third Phase Closing of the 45 Hotel Sale Portfolio, calculated as the estimated net proceeds of $26,675 less the net book value of the assets of $18,916, both as described in Note C of the adjustments to the unaudited pro forma condensed consolidated balance sheet.
Six Months Ended June 30, 2025
(A)    Represents SVC’s historical condensed consolidated statement of loss for the six months ended June 30, 2025, which was derived from SVC’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.
(B)    Represents the removal of the historical revenues and expenses for the six months ended June 30, 2025, of 12 hotels sold in the First Phase Closing and two hotels sold in the Second Phase Closing of the 45 Hotel Sale Portfolio, as presented in SVC’s unaudited pro forma condensed consolidated financial statements filed as Exhibit 99.1 to its Current Reports on Form 8-K filed on October 6, 2025 and October 21, 2025.
(C)    Represents the removal of the historical revenues and expenses for the six months ended June 30, 2025, of one hotel sold in the Third Phase Closing of the 45 Hotel Sale Portfolio.